UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2005

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number)	(IRS Employer Identification No.)

000-18911	81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 26, 2005, the Board of Directors of Glacier Bancorp, Inc. (the “Company”) approved new employment agreements for Michael J. Blodnick, the Company’s President and CEO, and James H. Strosahl, the Company’s Executive Vice President and CFO.  The Board also ratified new employment agreements for Jon W. Hippler, the President and CEO of the Company’s subsidiary Mountain West Bank, and William L. Bouchee, the CEO of the Company’s subsidiary First Security Bank of Missoula.  Messrs. Blodnick, Hippler and Bouchee are also directors of the Company.  The terms of the agreements are for one year, commencing effective January 1, 2005.  The agreements replace substantially similar agreements that had expired on December 31, 2004.

Michael J. Blodnick.  Mr. Blodnick’s agreement provides for an annual salary (currently $259,375.00), with subsequent increases subject to the Boards’ review of Mr. Blodnick’s compensation and performance.  Incentive compensation is to be determined by the Board, and any bonus will be payable not later than January 31 of the year following the year in which the bonus is earned.  If Mr. Blodnick’s employment is terminated by the Company without cause (as defined) or by Mr. Blodnick for good reason (as defined) during the term of the agreement, Mr. Blodnick will receive, for the remainder of the term, the salary and other benefits he would have been entitled to if his employment has not terminated.  Mr. Blodnick is prohibited from competing with the Company or its subsidiaries during the term of the agreement and for a three-year period following his termination of employment.

If Mr. Blodnick’s employment is terminated by the Company within three years following a change of control (as defined), or in some circumstances following the announcement of a change of control that subsequently occurs, other than for cause, the agreement provides that Mr. Blodnick will be entitled to receive an amount equal to 2.99 times his then current annual salary, payable in 36 monthly installments, plus continued employment benefits for 2.99 years following termination.  This amount (2.99 times annual salary plus continuation of benefits) would also be payable if Mr. Blodnick terminates his employment within three years of a change of control.  The agreement provides that the payments to be received by Mr. Blodnick will be limited to less than the amount that would cause them to be an “excess parachute payment” within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code.  In addition, the payments and benefits to be received by Mr. Blodnick will be reduced by any compensation that he receives from the Company or its successor following a change in control.

James H. Strosahl.  Mr. Strosahl’s agreement provides for an annual salary (currently $194,494.30), with subsequent increases subject to the Boards’ review of Mr. Strosahl’s compensation and performance.  Incentive compensation is to be determined by the Board, and any bonus will be payable not later than January 31 of the year following the year in which the bonus is earned.  If Mr. Strosahl’s employment is terminated by the Company without cause (as defined) or by Mr. Strosahl for good reason (as defined) during the term of the agreement, Mr. Strosahl will receive, for the remainder of the term, the salary and other benefits he would have been entitled to if his employment has not terminated.  Mr. Strosahl is prohibited from competing with the Company or its subsidiaries during the term of the agreement and for a two-year period following his termination of employment.

If Mr. Strosahl’s employment is terminated by the Company within three years following a change of control (as defined), or in some circumstances following the announcement of a change of control that subsequently occurs, other than for cause, the agreement provides that Mr. Strosahl will be entitled to receive an amount equal to 2 times his then current annual salary, payable in 24 monthly installments, plus continued employment benefits for 2 years following termination.  This amount (2 times annual salary plus continuation of benefits) would also be payable if Mr. Strosahl terminates his employment within two years of a change of control.  The agreement provides that the payments to be received by Mr. Strosahl will be limited to less than the amount that would cause them to be an “excess parachute payment” within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code.  In addition, the payments and benefits to be received by Mr. Strosahl will be reduced by any compensation that he receives from the Company or its successor following a change in control.

Jon W. Hippler and William L. Bouchee.  Mr. Hippler is employed as the President and CEO of Mountain West Bank, located in Coeur d’Alene, Idaho, and Mr. Bouchee is the CEO of First Security Bank of Missoula, located in Missoula, Montana.  In other regards, the agreements for Messrs. Hippler and Bouchee are substantially the same, except for Mr. Hippler’s current salary is  $190,000.00 and Mr. Bouchee’s is $130,000.00.  In both cases, incentive compensation is to be determined by each bank’s board of directors, ratified by the Company’s board of directors, and any bonuses will be payable not later than January 31 of the year following the year in which the bonus is earned.  If Mr. Hippler’s or Mr. Bouchee’s employment is terminated without cause (as defined) or by either of them for good reason (as defined) during the term of the agreement, Mr. Hippler or Mr. Bouchee, as the case may be, will receive, for the remainder of the term, the salary and other benefits he would have been entitled to if his employment has not terminated.  Messrs. Hippler and Mr. Bouchee are prohibited from competing with the Company or any of its subsidiaries during the term of the agreement and for a one-year period following termination of employment.

If Mr. Hippler’s or Mr. Bouchee’s employment is terminated within one year following a change of control (as defined), or in some cases following the announcement of a change of control that subsequently occurs, otherwise than for cause, the agreements provide that Mr. Hippler or Mr. Bouchee, as the case may be, will be entitled to receive an amount equal to one times his then current annual salary, payable in 12 monthly installments, plus continued employment benefits for one year following termination.  This amount (one times annual salary plus continuation of benefits) would also be payable if Mr. Hippler or Mr. Bouchee terminates his employment within one year of a change of control.  The agreement provides that the payments to be received by Mr. Hippler or Mr. Bouchee, as the case may be, will be limited to less than the amount that would cause them to be an “excess parachute payment” within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code.  In addition, the payments and benefits to be received by Mr. Hippler or Mr. Bouchee, as the case may be, will be reduced by any compensation that he receives following a change in control.

Item 9.01  - Financial Statements and Exhibits

(a)	Financial statements - not applicable.

(b)	Pro forma financial information - not applicable.

(c)	Exhibits – not applicable

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2005	GLACIER BANCORP, INC.

	By:	MICHAEL J. BLODNICK

Michael J. Blodnick
President and Chief Executive Officer